UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Consent Statement

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☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Health Management Associates, Inc.

(Name of Registrant as Specified In Its Charter)

Glenview Capital Partners, L.P.

Glenview Capital Master Fund, Ltd.

Glenview Institutional Partners, L.P.

Glenview Offshore Opportunity Master Fund, Ltd.

Glenview Capital Opportunity Fund, L.P.

Glenview Capital Management, LLC

Larry Robbins

Mary Taylor Behrens

Steven Epstein

Kirk Gorman

Stephen Guillard

John McCarty

JoAnn Reed

Steven Shulman

Peter Urbanowicz

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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On August 7, 2013, Glenview Capital Management, LLC issued a press release relating to Health Management Associates, Inc. A copy of the press release is filed herewith as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Glenview Remains Committed to Allow Shareholders To Choose to Revitalize HMA

Glenview Respectfully Declines the Sitting Board’s Proposal for a Sub-Optimal “Hybrid” Board

NEW YORK, NY (August 7, 2013) – Glenview Capital Management LLC, which owns 14.6% of the common stock of Health Management Associates, Inc. (NYSE: HMA) through affiliated investment funds, today issued the following statement regarding the announcement by HMA that it intends to propose adding Glenview nominees to form a hybrid HMA Board:

“Based upon broad feedback solicited from Shareholders both prior and subsequent to the launch of the consent solicitation process, as well as our own views, the case for a complete change of the Board is clear and the Democratic Process for Shareholders to vote is well underway. We believe the best and only settlement of the issue is to count the votes as they come in and allow Shareholders’ voices to be heard. It would be inappropriate for Glenview to take any action which would circumvent Shareholders’ rights in this consent solicitation.

The rationale for complete change has been repeatedly and consistently addressed in our written materials and we again offer our rationale as follows:

a)	The Fresh Alternative slate of eight nominees is complete in its skills covering a broad range of areas of expertise directly relevant to the current challenges and opportunities at HMA. They each expressed their interest in serving on an entirely fresh Board based upon their personal judgment and experience that a complete Board change is optimal.

b)	An entirely new board will be high-functioning, combining extensive industry experience with a fresh perspective unburdened by legacy decisions. Nominees have already met six times as a group with many sub-group meetings, established committees and a proposed Chairman and have agreed upon an approach to follow in its initial days and weeks.

c)	Legal and financial advisors contracted by HMA will all be available to the new Board to provide continuity of advice and insight as appropriate. As well, members of the Fresh Alternative Board are willing to listen to any perspectives and advice provided by the Sitting Board should exiting directors wish to provide their insights to ensure a smooth transition.

d)	A clear and complete change of the Board sends a strong signal to regulatory authorities that HMA is prepared to embark on a fresh approach to compliance and quality.

e)	The full resources of Alvarez & Marsal, experts in change management and healthcare facilities, will be at the disposal of the Fresh Alternative Board to promote a smooth and responsible transition.

f)	Collectively, the sitting Board has failed to meet reasonable Shareholder expectations over the medium and long-term, without any visible dissent or fresh perspectives. For example, each member of the sitting Board was apparently comfortable waiting until July 30th to provide disappointing results and guidance despite prior preannouncements nine to thirteen days into the quarter, continuing the disconnect between Board priorities and Shareholders’ rights.

g)	Time remains of the essence, as HMA approaches the Shareholder vote on the Community Proposal in several months, operations are in need of strengthening today and critical strategic decisions must be made to ensure the optimal approach to coverage expansion under the Affordable Care Act. Such decisions are most efficiently made with a high functioning Board who share not just varied experiences and skills but also a common set of values and collegiality.

Glenview appreciates the Sitting Board’s recognition that change is necessary and that it is the Sitting Board’s responsibility to provide a smooth transition. Assuming that Shareholder consents cross the 50% threshold in the coming period, Glenview, and we presume all Shareholders, hope and expect that the sitting Board will act to ensure an immediate and orderly transition so that the work to Revitalize HMA may begin without delay.

Glenview encourages Shareholders to consent promptly to empower the Fresh Alternative Board to begin their important work. Glenview recommends that all HMA Shareholders consent now and submit their consents prior to any deadline set by custodians or other service providers. For more information on the consent process, HMA Shareholders should contact Okapi Partners LLC at (212) 297-0720 or toll free at (877) 869-0171.”

About Glenview Capital Management

Glenview Capital Management is a private investment management firm with more than $6 billion of assets under management. The firm was founded in 2000 and manages capital for qualified investors through a series of private investment funds, and has offices in New York and London. Glenview is focused on delivering attractive absolute returns through an intense focus on deep, fundamental research and individual security selection.

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For More Information go to www.revitalizehma.com or contact:

Media:

Scott Tagliarino/Katrina Allen

ASC Advisors LLC

(203) 992-1230

Investors:

Bruce Goldfarb/ Patrick McHugh/ Lydia Mulyk

Okapi Partners LLC

(212) 297-0720

Toll Free: (877) 869-0171

GLENVIEW CAPITAL PARTNERS, L.P., GLENVIEW CAPITAL MASTER FUND, LTD., GLENVIEW INSTITUTIONAL PARTNERS, L.P., GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD., GLENVIEW CAPITAL OPPORTUNITY FUND, L.P., GLENVIEW CAPITAL MANAGEMENT, LLC AND LARRY ROBBINS (COLLECTIVELY, “GLENVIEW”) TOGETHER WITH THE PROPOSED NOMINEES (COLLECTIVELY, WITH GLENVIEW, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF HEALTH MANAGEMENT ASSOCIATES, INC. (“HMA” OR “THE COMPANY”) IN CONNECTION WITH GLENVIEW’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE COMPANY BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT FILED ON JULY 19, 2013. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT ARE BEING FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, GLENVIEW WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST TO OKAPI PARTNERS LLC, TELEPHONE: (877) 869-0171.

Cautionary Statement Regarding Forward-Looking Statements

This presentation may include “forward-looking statements” that reflect current views of future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking. Glenview’s forward-looking statements are based on its current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, no person undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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